UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 18, 2007

Golden Oval Eggs, LLC
(Exact name of Registrant as Specified in its Charter)

Delaware
(State Or Other Jurisdiction Of Incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East
P.O. Box 615
Renville, MN	56284
(Address Of Principal Executive Offices)	(Zip Code)

(320) 329-8182
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

Effective December 18, 2007, the Board of Managers of Golden Oval Eggs, LLC (the “Company”) appointed Loren Norgaard as a manager to serve for a term expiring at the Annual Meeting of the Company’s members to be held in 2009.

Since 2005, Mr. Norgaard, age 58, has been semi-retired.  Currently he is a part-time estimator and project manager for SB Restoration.  From 1972 to 2004, Mr. Norgaard operated Norgaard Farms, a corn and soybean farm, as well as a hog operation, in Hazel Run, Minnesota.  Since 1992, he has been a board member of BCH Enterprises LLP, a farrow to finish operation in Boyd, Minnesota.  From 1984 to 1997, Mr. Norgaard was a board member of TriLine Elevator and served as the board secretary for eleven of those years.  From 1992 to 2002, Mr. Norgaard was a board member of Phenix BioComposites, a company that developed and produced biocomposite material.  Mr. Norgaard is a graduate of Concordia College, Moorhead, Minnesota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

	By:	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Date: December 26, 2007